UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 13, 2003
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Florida                      0-26028                22-2671269
        -------                      -------                ----------

 (State or Other Jurisdiction of (Commission File Number) (I.R.S. Employer
  Incorporation or Organization)                         Identification Number)

                               6531 NW 18TH COURT
                              PLANTATION, FL 33313
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (954) 581-9800
                    -----------------------------------------
                         (Registrant's telephone number)

Item 5.  Other Events and Required FD Disclosure

On January 13, 2003 Scott Yablon and Rolv Heggenhougen tendered their resignations from our Board of Directors, which were accepted. On January 16, 2003 a meeting of the Board of Directors was held, and Patrick J. Gorman was appointed to fill one of the vacant seats on the Board. The Board is seeking a replacement for the remaining seat on the Board.

Patrick J. Gorman, a Certified Public Accountant practicing in West Islip, New York, has enjoyed a distinguished 25-year career in both public and private accounting. From 1991 to the present he has worked in private practice, serving both publicly traded and privately held companies, specializing in taxation. Mr. Gorman served as Corporate Tax Manager for Axsys Technologies, Inc. in Deer Park, New York from 1987 to 1990 and Controller/Tax Manager for Computer Associates in Jericho, New York from 1983 to 1986. Prior to joining Computer Associates, he served as Tax Manager with Ernst & Young in Melville, New York and Tax Accountant for Arthur Andersen in New York City. Mr. Gorman holds a MS in taxation from Long Island University and is a member of the NYSSCPA and the AICPA.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated: January 17, 2003
                                              /s/ Linda B. Grable
                                              -------------------
                                              By: Linda B. Grable
                                              Chief Executive Officer and
                                              Chairman of the Board

                                              /s/ Allan L. Schwartz
                                              ---------------------
                                              By: Allan L. Schwartz
                                              Executive Vice President
                                              Chief Financial Officer